Exhibit 99.1

              Great Lakes Announces Second Quarter 2003 Results



  Income from Continuing Operations Declines Due to Lower Sales Volumes and

                          Higher Raw Material Costs



                      Free Cash Flow Exceeds $60 Million



    INDIANAPOLIS, July 23 /PRNewswire-FirstCall/ -- Great Lakes Chemical

Corporation (NYSE: GLK) today announced second quarter 2003 net sales from continuing operations of $416.7 million, a 2% increase, compared to

$408.5 million reported in the corresponding period last year. Excluding the positive effects of foreign currency translation and acquisitions, net sales decreased 4% during second quarter 2003.


    Great Lakes reported income from continuing operations of $16.9 million,

or $.33 per share, for second quarter 2003, compared to $22.1 million, or $.44 per share, for the second quarter last year. Adjusted income from continuing operations, which excludes restructuring charges and other significant items in both periods, amounted to $15.1 million, or $.30 per share for second quarter 2003, compared to $23.3, or $.46 per share, for the corresponding period last year. Including discontinued operations, Great Lakes reported net income for second quarter 2003 of $18.9 million, or $.38 per share, compared to $105.9 million, or $2.11 per share, for the same period in 2002.

    Mark Bulriss, Great Lakes chairman, president, and chief executive officer, commented, "Our results in second quarter 2003 were adversely affected by softening end market demand and persistently higher raw material and energy costs, conditions clearly being felt by our Polymer Additives business, as well as cooler weather at the beginning of pool season in the

Northeast and mid-Central United States, which hampered the second quarter performance of our Specialty Products business compared to one year ago.

    "Although we faced a tough operating environment, our successful efforts to lower working capital enabled Great Lakes to generate in excess of $60 million in free cash flow from continuing operations during the quarter-the highest second quarter free cash flow performance since the spin-off of Octel in May 1998."

    Bulriss continued, "To ensure that our cost position continues to reflect today's sluggish economy, we have brought even greater urgency to addressing our structural costs and key business processes. We are targeting those parts of the company facing the greatest economic challenges and where the opportunity exists to reduce our overall cost structure and increase efficiencies. These actions are expected to lead to a series of restructuring charges, the majority of which will occur over the next several quarters, and are projected to begin producing cost savings in the fourth quarter of 2003 with the most significant impact in 2004."

    Bulriss concluded, "We will continue to take actions across Great Lakes that are necessary to emerge from this tough economic environment as a much stronger company. Despite the economy, our strategic opportunities have never been brighter. With the purchase of exciting brands of household and all-

purpose cleaners such as The Works(R) and Greased Lightning(TM), Great Lakes has a viable consumer products business in which to leverage the technology,

branding, and channel management expertise of our recreational water business.

And, in our industrial businesses, we continue to focus on accelerating new product introductions, developing strategic alliances, and driving continuous productivity."



    Business Unit Performance - Continuing Operations

    (Adjusted for Restructuring Charges and Other Significant Items)



    Second quarter 2003 net sales for the Specialty Products business increased 7% to $204.6 million versus the same period in 2002. The February

2003 acquisition of Lime-O-Sol, and its line of The Works(R) household cleaners, and a stronger euro against the U.S. dollar drove the increase.

Organic growth and profitability were constrained during the quarter by cooler-than-normal weather at the beginning of the pool season in certain regions of the United States. The decline in operating income from a second quarter record performance of $38.3 million in 2002 to $36.5 million in 2003 also reflects production cutbacks necessary to align inventories with customer order patterns and higher raw material costs.

    Second quarter 2003 net sales for the Polymer Additives business decreased

2% to $187.3 million, from $191.8 million in 2002. The positive effects of foreign currency translation and higher selling prices were more than offset by volume declines in the flame retardants business, which reflected softening demand in key end markets such as consumer electronics and automotive.

Excluding the impact of currency, net sales decreased 8% in the quarter. The decline in operating income in the second quarter 2003 compared to the same period last year reflects the lower sales volumes and continued higher raw material and energy costs.

    Net sales in second quarter 2003 for the Performance Chemicals business decreased from $28.3 million in 2002 to $24.8 million. Operating income declined to $3.5 million in second quarter 2003 from $7.1 million for the same period in 2002. The adverse sales and operating income comparisons reflect lower selling prices and volume declines in the fluorine business, which remains hampered by the slow-down in information technology (IT) and telecommunications infrastructure spending.



    Six Month Results

    For the first six months of 2003, the Company reported net sales from continuing operations of $750.7 million, a 5% increase, compared to $713.5 million in the same period last year. Income from continuing operations for the first six months, before the cumulative effect of an accounting change,

was $17.8 million, or $.35 per share, versus $27.2 million, or $.54 per share,

for the corresponding period last year. Adjusted income from continuing operations for the first six months of 2003 amounted to $16.0 million, or $.32 per share, compared to $28.6 million, or $.57 per share, for the same period last year. Including the results of discontinued operations and the cumulative effect adjustment, Great Lakes reported net income for the first six months of

2003 of $18.1 million, or $.36 per share, compared to $104.4 million, or $2.08 per share, for the corresponding period last year.



    Other

    The Company adopted Financial Accounting Standards Board Statement of

Financial Accounting Standards (SFAS) No.143, "Accounting for Asset Retirement

Obligations" on January 1, 2003. Upon adoption, the Company recorded an increase in plant and equipment, net of related accumulated depreciation, of

$0.6 million and recognized an asset retirement obligation of $5.7 million resulting in a non-cash, after-tax charge of $3.3 million reported as a cumulative effect of an accounting change. The impact on 2003 net income as a result of this new standard is expected to be approximately $0.5 million, or less than 1 cent per share.



    Investor Conference Call

    Great Lakes will host a conference call to discuss its second quarter 2003 earnings on July 24, 2003, at 11:00 a.m. ET/10:00 a.m. CT/9:00 a.m. MT/8:00

a.m. PT. The conference call will also be simultaneously web cast from the

Financial Events page of the Great Lakes web site ( www.greatlakes.com ).



    Forward Looking Statement and non-GAAP Financial Measurements

    This press release contains forward-looking statements involving risks and uncertainties that affect the company's expectations as discussed in Great

Lakes Chemical Corporation's Annual Report on Form 10-K filed with the

Securities and Exchange Commission. Accordingly, there is no assurance the company's expectations will be realized.

    This release also contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission,

including adjusted operating income and adjusted income from continuing operations. Included with this release is a reconciliation of the differences between these non-GAAP financial measures with the most directly comparable financial measures calculated in accordance with GAAP.



    Great Lakes Chemical Corporation is the world's leading producer of certain specialty chemicals for such applications as water treatment,

household cleaners, flame retardants, polymer stabilizers, fire suppression,

and performance chemicals. The stock of the company is traded on the New York

Stock Exchange (NYSE: GLK).





    Great Lakes Chemical Corporation and Subsidiaries
    Consolidated Statements of Operations
    (millions, except per share data)
    (unaudited)

                                Three Months               Three Months
                                Ended June 30              Ended June 30
                        ---------------------------    -----------------------
                         2003               2003        2002           2002
                        (GAAP    Charges               (GAAP  Charges
                        Basis)     (A)   (Adjusted)    Basis)   (A)  (Adjusted)

Net Sales               $416.7      $-      $416.7    $408.5     -      $408.5

Operating Expenses
     Cost of products
      sold               323.8       -       323.8     302.6    1.5      304.1
     Selling, general
      and
      administrative
      expenses            61.1     1.5        62.6      58.2    0.4       58.6
     Asset impairments       -       -           -       3.6   (3.6)        -
                        ------    ----      ------    ------   ----     ------
Total Operating
 Expenses                384.9     1.5       386.4     364.4   (1.7)     362.7

                        ------    ----      ------    ------   ----     ------
Operating Income          31.8    (1.5)       30.3      44.1    1.7       45.8

Interest Income
 (Expense) - net          (6.8)      -        (6.8)     (7.1)     -       (7.1)
Other Income (Expense)
  -net                    (0.5)   (1.1)       (1.6)     (5.0)     -       (5.0)

                        ------    ----      ------    ------   ----     ------
Income from Continuing
 Operations before
 Income
 Taxes                    24.5    (2.6)       21.9      32.0    1.7       33.7

Income Taxes               7.6    (0.8)        6.8       9.9    0.5       10.4

                        ------    ----      ------    ------   ----     ------
Income from Continuing
 Operations              $16.9   $(1.8)      $15.1     $22.1    1.2      $23.3
                        ------    ----      ------    ------   ----     ------

Discontinued
 Operations:
Income from
 Discontinued
 Operations, net
 of income taxes
 of $0.9 and
 $54.8, respectively      $2.0                $2.0     $83.8             $83.8
                        ------              ------    ------            ------

                        ------              ------    ------            ------
Net Income               $18.9               $17.1    $105.9            $107.1
                        ======              ======    ======            ======

Earnings per Share
 - Basic
 and Diluted:

    Income from
     Continuing
     Operations          $0.33               $0.30     $0.44             $0.46
    Income from
     Discontinued
     Operations           0.05                0.05      1.67              1.67
                        ------              ------    ------            ------
    Net Income           $0.38               $0.35     $2.11             $2.13
                        ======              ======    ======            ======

Average Shares
 Outstanding:
   Basic                  50.3                50.3      50.2              50.2
   Diluted                50.3                50.3      50.3              50.3




Great Lakes Chemical Corporation and Subsidiaries
Consolidated Statements of Operations (continued)

Business Unit Results - Continuing Operations

                                 Three Months             Three Months
                                Ended June 30             Ended June 30
                         --------------------------   ------------------------
                          2003              2003        2002          2002
                         (GAAP    Charges             (GAAP  Charges
                         Basis)     (A)  (Adjusted)    Basis)  (A)  (Adjusted)


Net Sales to External
 Customers:
     Polymer
      Additives           $187.3     -    $187.3       $191.8    -   $191.8
     Specialty
      Products             204.6     -     204.6        191.6    -    191.6
    Performance
     Chemicals              24.8     -      24.8         28.3    -     28.3
    Corporate and
      Other                   -      -         -         (3.2)   -     (3.2)
                          ------   ----   ------       ------   ---  ------
Net Sales                 $416.7     -    $416.7       $408.5    -   $408.5
                          ======   ====   ======       ======   ===  ======

Operating Income (Loss):
     Polymer Additives      $0.1     -      $0.1        $11.2   2.0   $13.2
     Specialty Products     35.4    1.1     36.5         38.3    -     38.3
     Performance
      Chemicals              6.6   (3.1)     3.5          7.1    -      7.1
     Corporate and
      Other                (10.3)   0.5     (9.8)       (12.5) (0.3)  (12.8)
                          ------   ----   ------       ------   ---  ------
Operating Income           $31.8   (1.5)   $30.3        $44.1   1.7   $45.8
                          ======   ====   ======       ======   ===  ======

(A) Certain restructuring charges and other significant items have been excluded from Reported (GAAP basis) Income from Continuing Operations to provide Adjusted Income from Continuing Operations. The impacts of these excluded charges (credits) are summarized below.

                                       2003                  2002
                                       ----                  ----
     Severance and Lease Costs
      (Specialty Products)              0.8                    -
     Severance Costs
      (Corporate)                       0.3                    -
     Headquarter Relocation
      (Specialty Products and
      Corporate)                        0.5                    -
     Litigation Settlement
      (Performance Chemicals)          (3.1)                   -
     Adjustments to reserves
      for charges taken in
      prior years                       -                     1.7
                                       ----                   ---
          Charges excluded
           from operating
           income                      (1.5)                  1.7
                                       ----                   ---
     Arbitration Settlement
      (Specialty Products)             (1.1)                   -
                                       ----                   ---
          Total charges
           excluded from
           income from
           continuing
           operations                  (2.6)                  1.7
                                       ====                   ===


Great Lakes Chemical Corporation and Subsidiaries
Consolidated Statements of Operations
(millions, except per share data)
(unaudited)
                               Six Months                  Six Months
                               Ended June 30              Ended June 30
                           -----------------------    -------------------------
                            2003            2003       2002             2002
                           (GAAP  Charges              (GAAP   Charges
                           Basis)   (A)  (Adjusted)    Basis)    (A)  (Adjusted)

Net Sales                  $750.7   $-     $750.7        $713.5     -   $713.5

Operating Expenses
    Cost of products
      sold                  589.3    -      589.3         540.4    1.5   541.9
     Selling, general
      and administrative
      expenses              118.3   1.5     119.8         108.6    0.4   109.0
     Asset impairments          -    -          -           3.6   (3.6)      -
                           ------ -----    ------        ------   ----  ------
Total Operating
 Expenses                   707.6   1.5     709.1         652.6   (1.7)  650.9

                           ------ -----    ------        ------   ----  ------
Operating Income             43.1  (1.5)     41.6          60.9    1.7    62.6

Interest Income
 (Expense) - net            (13.4)    -     (13.4)        (15.6)     -   (15.6)
Other Income
 (Expense) - net             (3.9) (1.1)     (5.0)         (5.6)     -    (5.6)

                           ------ -----    ------        ------   ----  ------
Income from Continuing
 Operations before Income
 Taxes and Cumulative
  Effect of Accounting
  Change                     25.8  (2.6)     23.2          39.7    1.7    41.4

Income Taxes                  8.0  (0.8)      7.2          12.5    0.3    12.8

                           ------ -----    ------        ------   ----  ------
Income from Continuing
 Operations before
 Cumulative Effect of
 Accounting Change          $17.8 $(1.8)    $16.0         $27.2    1.4   $28.6
                           ------ -----    ------        ------   ----  ------

Discontinued Operations:
Income from
 Discontinued
 Operations, net
 of income taxes
 of $1.6 and
 $49.2, respectively         $3.6            $3.6         $77.2          $77.2
                           ------          ------        ------         ------

Income before Cumulative
 Effect of Accounting
 Change                     $21.4           $19.6        $104.4         $105.8
                           ------          ------        ------         ------

Cumulative Effect of
 Accounting Change,
 net of income taxes         (3.3)           (3.3)            -              -

Net Income                  $18.1           $16.3        $104.4         $105.8
                           ======          ======        ======         ======

Earnings per Share
 - Basic
 and Diluted:
Income before Cumulative
 Effect of Accounting
  Change
Continuing Operations       $0.35           $0.32         $0.54          $0.57
        Discontinued
         Operations          0.08            0.08          1.54           1.54
                           ------          ------        ------         ------
                             0.43            0.40          2.08           2.11
    Cumulative
     Effect of
     Accounting
     Change                 (0.07)          (0.07)            -              -
                           ------          ------        ------         ------
    Net Income              $0.36           $0.33         $2.08          $2.11
                           ======          ======        ======         ======

Average Shares
 Outstanding:
   Basic                     50.2            50.2          50.2           50.2
   Diluted                   50.3            50.3          50.3           50.3



Great Lakes Chemical Corporation and Subsidiaries
Consolidated Statements of Operations (continued)

Business Unit Results - Continuing Operations

                              Six Months                Six Months
                             Ended June 30             Ended June 30
                        -----------------------    -------------------------
                         2003            2003       2002             2002
                        (GAAP  Charges              (GAAP   Charges
                        Basis)   (A)   (Adjusted)    Basis)    (A)  (Adjusted)

Net Sales to External
 Customers:
     Polymer
      Additives         $373.2    -     $373.2      $356.6     -    $356.6
     Specialty
      Products           326.3    -      326.3       303.4     -     303.4
     Performance
      Chemicals           51.2    -       51.2        56.4     -      56.4
     Corporate
      and Other             -     -        -          (2.9)    -      (2.9)
                        ------  ----    ------      ------    ----  ------
Net Sales               $750.7    -     $750.7      $713.5     -    $713.5
                        ======  ====    ======      ======    ====  ======

Operating Income
 (Loss):
     Polymer
      Additives           $2.9   -       $2.9        $15.3     2.0   $17.3
     Specialty
      Products            50.8   1.1     51.9         53.3     -      53.3
     Performance
      Chemicals            9.9  (3.1)     6.8         13.4     -      13.4
     Corporate
      and Other          (20.5)  0.5    (20.0)       (21.1)   (0.3)  (21.4)
                        ------  ----    ------      ------    ----  ------
Operating Income         $43.1  (1.5)   $41.6        $60.9     1.7   $62.6
                        ======  ====    ======      ======    ====  ======

(A) Certain restructuring charges and other significant items have been excluded from Reported (GAAP basis) Income from Continuing Operations to provide Adjusted Income from Continuing Operations. The impacts of these excluded charges (credits) are summarized below.

                                       2003                  2002
                                       ----                  ----
     Severance and Lease Costs
      (Specialty Products)              0.8                   -
     Severance Costs
      (Corporate)                       0.3
     Headquarter Relocation
      (Specialty Products and
      Corporate)                        0.5                   -
     Litigation Settlement
      (Performance Chemicals)          (3.1)                  -
     Adjustments to reserves
      for charges taken in
      prior years                       -                     1.7
                                       ----                   ---
          Charges excluded
           from operating
           income                      (1.5)                  1.7
                                       ----                   ---
     Arbitration Settlement
      (Specialty Products)             (1.1)                  -
                                       ----                   ---
          Total charges
           excluded from
           income from
           continuing
           operations                  (2.6)                  1.7
                                       ====                   ===


Great Lakes Chemical Corporation and Subsidiaries
Consolidated Balance Sheets
(millions)
                                              June 30,        December 31,
                                                2003              2002
                                            -----------       ------------
ASSETS                                      (unaudited)

    Cash and cash equivalents                   $143.0            $259.1
    Accounts and notes receivable                347.7             262.2
    Inventories                                  277.2             252.2
    Prepaid expenses                              35.2              33.2
    Deferred income taxes                          7.7               6.4
    Current assets held for sale from
     discontinued operations                      26.6              34.0
                                              --------          --------
    Total current assets                         837.4             847.1
                                              --------          --------

    Plant and equipment                        1,381.7           1,325.8
      Less allowances for
       depreciation, depletion and
       amortization                             (756.5)           (704.2)
                                              --------          --------
       Net plant and equipment                   625.2             621.6
    Goodwill                                     191.9             143.6
    Intangible assets                             45.9              33.0
    Investments in and advances to
     unconsolidated affiliates                    23.5              27.2
    Other assets                                  23.7              21.6
    Deferred income taxes                          6.3               3.5
    Non-current assets held for sale
     from discontinued operations                 17.3              20.1
                                              --------          --------
                                              $1,771.2          $1,717.7
                                              ========          ========
LIABILITIES AND STOCKHOLDERS' EQUITY

     Accounts payable                           $183.3            $165.9
     Accrued expenses                            118.8             117.0
     Income taxes payable                        115.4             108.3
     Dividends payable                             4.5               4.5
     Notes payable and current
      portion of long-term debt                    9.0               8.0
     Current liabilities held for
      sale from discontinued
      operations                                   1.8              14.5
                                              --------          --------
     Total current liabilities                   432.8             418.2
                                              --------          --------

      Long-term debt, less current
       portion                                   432.0             432.6
      Other non-current liabilities              101.2             103.1
      Non-current liabilities held
       for sale from discontinued
       operations                                 11.5              12.1
      Minority interests                           6.5               6.0

STOCKHOLDERS' EQUITY
     Common stock, $1 par value,
      authorized 200.0 shares, issued
      73.0 shares                                 73.0              73.0
     Additional paid-in capital                  125.9             133.7
     Retained earnings                         1,691.8           1,682.7
     Treasury stock, at cost, 22.5
      and 22.8 shares for 2003 and
      2002, respectively                      (1,038.7)         (1,054.5)
     Accumulated other comprehensive
      loss                                       (64.8)            (89.2)
                                              --------          --------
     Total stockholders' equity                  787.2             745.7
                                              --------          --------
                                              $1,771.2          $1,717.7
                                              ========          ========

Condensed Statements of Cash Flows (GAAP Basis)
(millions)
(unaudited)
                                        6 Months Ended     6 Months Ended
                                         June 30, 2003      June 30, 2002
                                        --------------     --------------

OPERATING ACTIVITIES
Net Income                                       $18.1             $104.4
 Adjustments to reconcile net income
  to net cash used for operating
  activities-continuing operations:
 Discontinued operations                          (3.6)             (77.2)
 Cumulative effect of accounting
  change                                           3.3                -
 Depreciation and depletion                       41.0               38.5
 Amortization of intangibles                       2.4                1.6
 Effect of working capital changes,
  excluding cash and cash
  equivalents                                    (82.0)             (82.0)
 Other operating activities, net                   0.1               12.9
                                                ------             ------
Net Cash Used for Operating
 Activities - Continuing Operations              (20.7)              (1.8)
                                                ------             ------

INVESTING ACTIVITIES
 Plant and equipment additions                   (29.9)             (32.6)
 Business combinations, net of cash
  acquired                                       (65.7)               -
 Other investing activities, net                   4.0               11.4
                                                ------             ------
Net Cash Used for Investing
 Activities - Continuing Operations              (91.6)             (21.2)


FINANCING ACTIVITIES
 Net proceeds from (repayments on)
  borrowings                                       1.7              (75.7)
 Cash dividends paid                              (9.0)              (8.0)
 Other financing activities, net                   0.2               (1.3)
                                                ------             ------
Net Cash Used for Financing
 Activities - Continuing Operations               (7.1)             (85.0)

Net Cash (Used for) Provided by
 Discontinued Operations                          (1.1)             228.8
Effect of Exchange Rate Changes on
 Cash and Cash Equivalents                         3.3               (4.4)

(Decrease) Increase in Cash and Cash
 Equivalents                                    (117.2)             116.4
Change in Cash and Cash Equivalents
 - Discontinued Operations                         1.1                0.2
Cash and Cash Equivalents at
 Beginning of Year                               259.1               55.5
                                                ------             ------

Cash and Cash Equivalents at End of
 Period                                         $143.0             $172.1
                                                ======             ======


Reconciliation of Free Cash Flow (a)
                                          3 Months    6 Months     Change
                                            Ended       Ended      During
                                          March 31,   June 30,  2nd Quarter
                                            2003        2003        2003
                                          ---------   --------  -----------

    Net cash used for operating
     activities - continuing
     operations                            ($100.5)     (20.7)      $79.8
    Plant and equipment additions            (12.5)     (29.9)      (17.4)

                                           -------      -----       -----
    Free Cash Flow - Continuing
     Operations                            ($113.0)     (50.6)      $62.4
                                           -------      -----       -----


                                          3 Months    6 Months     Change
                                            Ended       Ended      During
                                          March 31,   June 30,   2nd Quarter
                                            2002        2002        2002
                                          ---------   --------   -----------

    Net cash used for operating
     activities - continuing
     operations                             ($59.8)      (1.8)      $58.0
    Plant and equipment additions            (16.3)     (32.6)      (16.3)

                                            ------      -----       -----
    Free Cash Flow - Continuing
     Operations                             ($76.1)     (34.4)      $41.7
                                            ------      -----       -----

    (a) Defined as net cash (used for) provided by operating activities - continuing operations less plant and equipment additions


SOURCE  Great Lakes Chemical Corporation

    -0-                             07/23/2003

    /CONTACT:  Analysts , Jeff Potrzebowski, or Media, Wendy Chance, both of

Great Lakes Chemical Corporation, +1-317-715-3027 /

    /Photo:   http://www.newscom.com/cgi-bin/prnh/20011025/CLTH019LOGO-b

              AP Archive:  http://photoarchive.ap.org

              PRN Photo Desk, 888-776-6555 or 212-782-2840/



    /Web site:  http://www.greatlakeschem.com

                http://www.greatlakes.com /

    (GLK)



CO:  Great Lakes Chemical Corporation

ST:  Indiana

IN:  CHM

SU:  ERN CCA MAV